                                                                    Exhibit 2(d)
                            CERTIFICATE OF AMENDMENT
                                       TO
                                RESTATED BY-LAWS
                                       OF
                        UBS FINANCIAL SERVICES FUND INC.

     The undersigned, being Vice President and Secretary of UBS Financial Services Fund Inc., hereby certifies that the Directors of the Corporation duly adopted resolutions which amend the Restated By-Laws of the Corporation dated May 13, 1998, as amended (the "By-Laws"), in the manner provided in the By-Laws, at a meeting held on May 8, 2003, and that the amendment becomes effective June 9, 2003, as follows:

                  Corporation Name
                  ----------------

                  The name of the Corporation is changed from "UBS Financial Services Fund Inc." to "UBS Financial Sector Fund Inc." effective June 9, 2003. Therefore, effective as of such date, Section 1.01 of the By-Laws reads as follows:

                  "Section 1.01.  Name:
                                  ----

                  The name of the Corporation is UBS Financial Sector Fund Inc."







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Dated: June 3, 2003

                                             By:    /s/ Amy R. Doberman
                                                --------------------------------
                                             Name:  Amy R. Doberman
                                             Title: Vice President and Secretary


New York, New York (ss)

On this 3rd day of June, 2003 before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Fund and acknowledged that she executed the foregoing instrument as her free act and deed.



                                                /s/ Evelyn De Simone
                                             -----------------------------------
                                                    Notary Public